Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

C1 Bank Makes Key Additions to Executive Management team

ST. PETERSBURG, FL- July 1, 2015 –C1 Bank is proud to announce the addition of two new executives to its executive management team. Diane Bailey Morton and Dustin Symes will both join C1 Bank as Executive Vice Presidents starting on July 1st, 2015. Diane Bailey Morton will serve as Chief Human Capital Officer & General Counsel for the bank and Dustin Symes will serve as the Retail Lending Executive.

Diane Bailey Morton comes to C1 Bank after more than 30 years as a practicing attorney, with more than 20 years focused on labor law. Most recently Diane served as Senior Labor Counsel at McAllister Olivarius in London where she oversaw the American team of labor litigation. Previously, Diane managed her own law firm, spent time as the General Counsel to the Tampa Firefighters and Southwest Florida Police Benevolent Association in their labor and employment matters and worked as an Assistant State Attorney prosecuting sex crimes, homicide and child abuse cases. As Chief Human Capital Officer & General Counsel, Diane will oversee all Human Resource functions which includes staff development, recruiting, retention, and compensation & benefits among other responsibilities.

“With the help of technology, the HR Executive role has transformed to be focused on the development of your most valuable asset, your people,” commented Trevor Burgess, C1 Bank President & CEO. “Diane’s experience gives us a tremendous edge from both a traditional HR as well as business development standpoint.”

Dustin Symes comes to C1 Bank from City National Bank in Miami where as Senior Vice President he oversaw Personal & Business Banking for their Southern branch network. Since 2009, Dustin helped City National grow their deposits and branch lending to become one of the largest community banks in the state. Dustin’s efforts earned him recognition as one of the South Florida Business Journal 2015 “40 under 40” for dynamic individuals working to contribute to their company’s growth and improve the local community. Previously Dustin led the sales efforts for Wachovia in Ft Lauderdale. As Retail Lending Executive Dustin will be based in St. Petersburg, and will oversee lending and business development for C1 Bank’s 31 banking centers statewide.

“Dustin’s track record of success in building deep deposit and lending relationships at the retail banking level makes him a tremendous addition to the C1 Bank team and we’re excited to have him onboard,” commented Burgess.

“The growth and philosophy of C1 Bank makes us look at our executive suite a little differently. Each of these roles are modern adaptations on the way C1 Bank chooses to do business with entrepreneurs,” added Burgess. “Having the right people, with the right skills, to serve the needs of the entrepreneurs in our communities is key to our continued success and I’m confident Diane and Dustin will help C1 Bank achieve its goals.”

About C1 Bank: C1 Bank is a bank by entrepreneurs for entrepreneurs that serves thousands of sophisticated savers and borrowers from 31 Banking Centers across Florida, a Loan Production Office in Orlando, as well as online at www.C1Bank.com. C1 Bank was ranked the sixth fastest-growing bank in the United States from 2009 to 2014, as having the "Coolest Office Space," and ranked in the 2014 Inc. 5000. C1 Bank President & CEO, Trevor Burgess, won Ernst & Young Entrepreneur Of The Year® 2013 in Florida in the Financial Services category and in 2014 was named American Banker’s Community Banker of the Year. C1 Bank is a leader in business loans, SBA loan programs, portfolio residential mortgages, association and treasury services, and a wide suite of checking and savings depository products. C1 Bank is the Official Bank of the Tampa Bay Buccaneers, the Tampa Bay Rowdies, The Outback Bowl, and a Corporate Partner of the Miami HEAT. On August 14, 2014, C1 Financial, Inc., the parent of C1 Bank, became a publicly traded company on the New York Stock Exchange under the ticker symbol "BNK".